Exhibit 99.1

COLFAX REPORTS SECOND QUARTER RESULTS

RICHMOND, VA – August 4, 2009 - Colfax Corporation (NYSE: CFX), a global leader in engineered fluid handling products and systems, today announced financial results for the second quarter ended July 3, 2009. On a year-over-year basis, highlights for the quarter and the first six months of 2009 include:

Second quarter of 2009 (all comparisons versus the second quarter of 2008)

•
Net income of $4.4 million (10 cents per share – basic and diluted); Adjusted net income (as defined below) of $8.5 million (20 cents per share), a decrease of 38.8% including negative currency effects of 4 cents per share

•	Net sales of $129.2 million, a decrease of 20.0%; Organic sales decline (as defined below) of 10.2%

•	Operating income of $8.3 million; Adjusted operating income (as defined below) of $14.3 million, a decrease of 39.4% including negative currency effects of $2.3 million

•	EBITDA (as defined below) of $11.8 million; Adjusted EBITDA (as defined below) of $17.8 million, a decrease of 35.2% including negative currency effects of $2.6 million

•	Second quarter orders of $104.1 million, a decrease of 44.9%; Organic order decline (as defined below) of 38.3%

•	Backlog of $292.3 million at period end

First half of 2009 (all comparisons versus the first half of 2008)

•
Net income of $11.2 million (26 cents per share – basic and diluted); Adjusted net income (as defined below) of $18.9 million (44 cents per share), a decrease of 21.5% including negative currency effects of 9 cents per share

•	Net sales of $265.5 million, a decrease of 9.1%; Organic sales growth (as defined below) of 2.4%

•	Operating income of $20.1 million; Adjusted operating income (as defined below) of $31.4 million, a decrease of 25.0% including negative currency effects of $5.6 million

•	EBITDA (as defined below) of $27.0 million; Adjusted EBITDA (as defined below) of $38.3 million, a decrease of 22.7% including negative currency effects of $6.2 million

•	Orders for the six month period of $224.9 million, a decrease of 39.1%; Organic order decline (as defined below) of 32.0%

Adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth (decline) and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). See below for a description of the measures’ usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

“We had lower results in the second quarter versus prior year due to reduced OEM demand and push-out of project deliveries, said John Young, president and CEO of Colfax Corporation.  “While sales were up in our global navy and commercial marine end markets, they were offset by declines in our general industrial and power generation end markets.  Orders were lower in all end markets.”

He added, “We continued to implement cost reduction initiatives during the quarter and have announced the closing of our Sanford, North Carolina facility and the consolidation of its operations into other facilities.  We expect to realize savings of about $13 million in 2009 related to actions taken since the beginning of the year.  We will be implementing additional restructuring measures this year to reduce our cost structure and better position us when markets improve.  We are well positioned to weather the economic uncertainty with our strong financial condition and sound execution of our long-term strategies.”

The Company expects adjusted earnings per share of $0.93 to $1.00 for 2009.

Non-GAAP Financial Measures

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, EBITDA, adjusted EBITDA, organic sales growth (decline) and organic order growth (decline). Adjusted net income, adjusted net income per share, adjusted operating income and adjusted EBITDA exclude asbestos liability and defense costs (income) and asbestos coverage litigation expenses, certain legacy legal charges, certain due diligence costs, restructuring and other related charges as well as one time initial public offering-related costs to the extent they impact the periods presented. Adjusted net income also reflects interest expense as if the initial public offering (IPO) had occurred at the beginning of 2007 and presents income taxes at an effective tax rate of 32% in 2009 and 34% in 2008. Adjusted net income per share in 2008 assumes the 44,006,026 shares outstanding at the closing of the IPO to be outstanding since January 1, 2007. Projected adjusted net income per share excludes actual and estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs.  Organic sales growth (decline) and organic order growth (decline) exclude the impact of foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of changes in our capital structure and asset base, non-recurring items such as IPO-related costs, legacy asbestos issues (except in the case of EBITDA) and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and business strategy on Tuesday, August 4 at 8:30 a.m. ET. The call will be open to the public through 888-298-3451 or 719-457-2640 and webcast via Colfax’s website at http://www.colfaxcorp.com under the “Investor Relations” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, global naval and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Mitzi Reynolds, Vice President, Investor Relations
Colfax Corporation
804-327-5689

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008

Net sales	$129,185	$161,431	$265,508	$292,082
Cost of sales	84,630	104,654	172,938	187,127

Gross profit	44,555	56,777	92,570	104,955
Initial public offering related costs	-	57,017	-	57,017
Selling, general and administrative expenses	28,586	35,776	58,112	64,283
Research and development expenses	1,680	1,571	3,087	2,952
Restructuring and other related charges	486	-	1,147	-
Asbestos liability and defense costs (income)	1,482	(715)	3,127	(437)
Asbestos coverage litigation expenses	4,027	3,970	6,993	7,109

Operating income (loss)	8,294	(40,842)	20,104	(25,969)
Interest expense	1,786	3,236	3,632	7,733

Income (loss) before income taxes	6,508	(44,078)	16,472	(33,702)
Provision (benefit) for income taxes	2,142	(12,679)	5,245	(9,101)

Net income (loss)	$4,366	$(31,399)	$11,227	$(24,601)

Net income (loss) per share—basic and diluted	$0.10	$(1.01)	$0.26	$(0.99)

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except per share data
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008

EBITDA
Net income (loss)	$4,366	$(31,399)	$11,227	$(24,601)

Interest expense	1,786	3,236	3,632	7,733
Provision (benefit) for income taxes	2,142	(12,679)	5,245	(9,101)
Depreciation and amortization	3,538	3,955	6,911	7,650

EBITDA	$11,832	$(36,887)	$27,015	$(18,319)
EBITDA margin	9.2%	(22.9)%	10.2%	(6.3)%

Adjusted EBITDA
Net income (loss)	$4,366	$(31,399)	$11,227	$(24,601)

Interest expense	1,786	3,236	3,632	7,733
Provision for income taxes	2,142	(12,679)	5,245	(9,101)
Depreciation and amortization	3,538	3,955	6,911	7,650
Restructuring and other related charges	486	-	1,147	-
IPO-related costs	-	57,017	-	57,017
Legacy legal adjustment	-	4,131	-	4,131
Asbestos liability and defense costs (income)	1,482	(715)	3,127	(437)
Asbestos coverage litigation expense	4,027	3,970	6,993	7,109

Adjusted EBITDA	$17,827	$27,516	$38,282	$49,501
Adjusted EBITDA margin	13.8%	17.0%	14.4%	16.9%

Adjusted Net Income and Adjusted Earnings per Share
Net income (loss)	$4,366	$(31,399)	$11,227	$(24,601)

Restructuring and other related charges	486	-	1,147	-
IPO-related costs	-	57,017	-	57,017
Legacy legal adjustment	-	4,131	-	4,131
Asbestos liability and defense costs	1,482	(715)	3,127	(437)
Asbestos coverage litigation expense	4,027	3,970	6,993	7,109
Interest adjustment to effect IPO at beginning of period	-	725	-	2,302
Tax adjustment to effective rate of 32% and 34%, respectively	(1,859)	(19,836)	(3,631)	(21,484)

Adjusted net income	$8,502	$13,893	$18,863	$24,037
Adjusted net income margin	6.6%	8.6%	7.1%	8.2%

Weighted average shares outstanding - diluted	43,245,990	-	43,237,856	-
Shares outstanding at closing of IPO	-	44,006,026	-	44,006,026
Adjusted net income per share	$0.20	$0.32	$0.44	$0.55

Net income per share-basic
and diluted in accordance with GAAP	$0.10	$(1.01)	$0.26	$(0.99)

Adjusted Operating Income
Operating income (loss)	$8,294	$(40,842)	$20,104	$(25,969)

Restructuring and other related charges	486	-	1,147	-
IPO-related costs	-	57,017	-	57,017
Legacy legal adjustment	-	4,131	-	4,131
Asbestos liability and defense costs	1,482	(715)	3,127	(437)
Asbestos coverage litigation expense	4,027	3,970	6,993	7,109

Adjusted operating income	$14,289	$23,561	$31,371	$41,851
Adjusted operating income margin	11.1%	14.6%	11.8%	14.3%

Colfax Corporation
Sales and Orders Growth
Dollars in millions
(unaudited)

	Sales		Orders
	$	%	$	%

Three Months Ended June 27, 2008	$161.4		$188.8

Components of Growth:
Existing Businesses	(16.4)	(10.2)%	(72.3)	(38.3)%
Foreign Currency Translation	(15.8)	(9.8)%	(12.4)	(6.6)%

Total Growth	(32.2)	(20.0)%	(84.7)	(44.9)%

Three Months Ended July 3, 2009	$129.2		$104.1

	Sales		Orders		Backlog at
	$	%	$	%	Period End

Six Months Ended June 27, 2008	$292.1		$369.1		$384.0

Components of Growth:
Existing Businesses	7.0	2.4%	(118.2)	(32.0)%	(63.8)	(16.6)%
Foreign Currency Translation	(33.6)	(11.5)%	(26.0)	(7.0)%	(27.9)	(7.3)%

Total Growth	(26.6)	(9.1)%	(144.2)	(39.1)%	(91.7)	(23.9)%

Six Months Ended July 3, 2009	$265.5		$224.9		$292.3

Colfax Corporation
Reconciliation of Projected 2009 Net Income Per Share to Adjusted Net Income Per Share
Amounts in Dollars
(unaudited)

	EPS Range

Projected net income per share - fully diluted	$0.57	$0.64

Actual first half restructuring and other related charges	0.02	0.02
Estimated second half restructuring and other related charges	0.04	0.04
Asbestos coverage litigation	0.19	0.19
Asbestos liability and defense costs	0.11	0.11

Projected adjusted net income per share - fully diluted	$0.93	$1.00